UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	December 28, 2004

COOPER TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-04329	34-4297750

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, OH	45840

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(419) 423-1321

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. Completion of Acquisition or Disposition of Assets.
ITEM 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-99.1 Press Release
EX-99.2 Unaudited Pro Forma Condensed Consolidated Financial Statements

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

     On December 23, 2004, Cooper Tire & Rubber Company (the “Company”) completed the sale of its automotive business, Cooper-Standard Automotive. An entity (the “Buyer”) formed by The Cypress Group LLC and Goldman Sachs Capital Partners purchased all of the outstanding stock of Cooper-Standard Automotive and its subsidiaries pursuant to a stock purchase agreement, dated September 16, 2004, as amended, among the Company, Cooper Tyre & Rubber Company UK Limited and Buyer. The purchase price paid to the Company by Buyer for Cooper-Standard Automotive was approximately $1.172 billion in cash, subject to certain post-closing adjustments.

     A copy of the press release issued by the Company is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

     (b) Pro Forma Financial Information. The unaudited pro forma condensed consolidated financial statements of the Company are attached hereto as Exhibit 99.2.

     (c) Exhibits

Number	Exhibit
99.1	Press release, dated December 23, 2004

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY
By:	/s/ Philip G. Weaver
	Name:	Philip G. Weaver
	Title:	Vice President and Chief Financial Officer

Dated: December 28, 2004

INDEX TO EXHIBITS

Number	Exhibit
99.1	Press release, dated December 23, 2004

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company